Exhibit 3.4

VESTIN REALTY MORTGAGE II, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The charter of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that every 2.6 shares of Common Stock, $.0001 par value per share, of the Corporation, which were issued and outstanding immediately prior to the Effective Time (as defined below) shall be changed into one issued and outstanding share of Common Stock, $.00026 par value per share.  No fractional shares of Common Stock of the Corporation will be or remain issued upon such amendment and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share multiplied by the closing price of the Common Stock as reported by The NASDAQ Stock Market on the date of the Effective Time.

SECOND:  The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the Board of Directors of the Corporation as required by the Maryland General Corporation Law (the “MGCL”).  Pursuant to Section 2-309(e)(2) of the MGCL, no stockholder approval was required.  The Board of Directors of the Corporation has authorized the Chief Financial Officer of the Corporation to attest these Articles of Amendment.

THIRD:  There has been no increase in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH:  These Articles of Amendment shall become effective at 5:00 p.m. on December 31, 2007 (the “Effective Time”).

FIFTH:  The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Chief Financial Officer on this 20th day of December, 2007.

ATTEST:                                                                 VESTIN REALTY MORTGAGE II, INC.

By:	/s/ Rocio Revollo	By:	/s/ Michael V. Shustek
	Rocio Revollo		Michael V. Shustek
	Chief Financial Officer		President